K-Tron International, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
On October 5, 2006, K-Tron International, Inc. (“K-Tron”), through its indirect, wholly- owned subsidiary Premier Pneumatics, Inc., a Delaware corporation (“Acquisition Co.”), acquired all of the outstanding capital stock (the “Premier Stock”) of Premier Pneumatics, Inc., a Kansas corporation (“Premier”), from the shareholder (“Shareholder”) of Premier. The acquisition of the Premier Stock was made pursuant to a Stock Purchase Agreement (the “Premier Stock Purchase Agreement”) by and among Acquisition Co. and the Shareholder.
Prior to the October 5, 2006 acquisition of Premier, Premier’s wholly-owned subsidiary, Mariposa Group, LLC (“Mariposa”), was transferred to the Shareholder.
The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 gives effect to the acquisition of Premier by K-Tron as of such date. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006 give effect to the acquisition of Premier by K-Tron as if it had occurred on January 2, 2005 and January 1, 2006. The pro forma information is based on the historical consolidated financial statements of Premier and K-Tron, and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated financial statements give effect to the acquisition as of the beginning of each respective period and under the purchase method of accounting.
The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and should not be construed to be indicative of the actual financial position or results of operations of the combined companies on the dates indicated or of those results that may be obtained in the future. The unaudited pro forma condensed consolidated financial statements reflect Premier’s balance sheet as of September 30, 2006 and its consolidated statements of income for the year ended December 31, 2005 and nine months ended September 30, 2006.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of K-Tron as filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005 and the audited consolidated financial statements and notes thereto of Premier filed herein.

K-TRON INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDED DECEMBER 31, 2005
(UNAUDITED)
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	AS REPORTED		PRO FORMA		PRO FORMA
	K-TRON	PREMIER	ADJUSTMENTS		CONSOLIDATED
REVENUES	$118,940	$18,933	$1,964	(9)	$139,837
COST OF REVENUES	68,944	12,364	67	(9)	81,375

GROSS PROFIT	49,996	6,569	1,897		58,462
OPERATING EXPENSES
SELLING, GENERAL AND ADMINISTRATIVE	34,330	5,034	1,897	(9)	40,717
			(90)	(1)
			222	(5)
			(676)	(10)
RESEARCH AND DEVELOPMENT	2,449	0			2,449

	36,779	5,034	1,353		43,166

OPERATING INCOME	13,217	1,535	544		15,296
INTEREST EXPENSE, NET	1,016	12	1,772	(6)	2,696
			(104)	(1)

INCOME BEFORE INCOME TAXES	12,201	1,523	(1,124)		12,600
INCOME TAX PROVISION	4,919		609	(7)	5,078
			(450)	(8)

NET INCOME	$7,282	$1,523	$(1,284)		$7,521

BASIC EARNINGS PER SHARE	$2.85				$2.94

DILUTED EARNINGS PER SHARE	$2.68				$2.77

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC)	2,555				2,555
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (DILUTED)	2,719				2,719
SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

K-TRON INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2006
(UNAUDITED)
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	AS REPORTED		PRO FORMA		PRO FORMA
	K-TRON	PREMIER	ADJUSTMENTS		CONSOLIDATED
REVENUES	$103,761	$16,380	$1,800	(9)	$121,941
COST OF REVENUES
GROSS PROFIT	60,426	10,465	209	(9)	71,100

	43,335	5,915	1,591		50,841
OPERATING EXPENSES
SELLING, GENERAL AND ADMINISTRATIVE	28,218	4,185	1,591	(9)	33,504
			(71)	(1)
			173	(5)
			(592)	(10)
RESEARCH AND DEVELOPMENT
	1,741	0			1,741

OPERATING INCOME	29,959	4,185	1,101		35,245

	13,376	1,730	490		15,596
INTEREST EXPENSE, NET	519	(49)	1,329	(6)	1,759
			(40)	(1)

INCOME BEFORE INCOME TAXES	12,857	1,779	(799)		13,837
INCOME TAX PROVISION	4,446		712	(7)	4,838
			(320)	(8)

NET INCOME	$8,411	$1,779	$(1,191)		$8,999

BASIC EARNINGS PER SHARE	$3.24				$3.47

DILUTED EARNINGS PER SHARE	$3.01				$3.22

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (BASIC)	2,595				2,595
WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING (DILUTED)	2,793				2,793
SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

K-TRON INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(UNAUDITED)
(IN THOUSANDS)

	AS REPORTED		PRO FORMA		PRO FORMA
	K-TRON	PREMIER	ADJUSTMENTS		CONSOLIDATED
ASSETS

CASH & CASH EQUIVALENTS	$12,876	$2,436	$27,565	(3)	$12,416
			(27,565	)(3)
			111	(3)
			(600	)(4)
			(2,407	)(2)
RESTRICTED CASH	701				701
ACCOUNTS RECEIVABLE, NET	21,637	2,873			24,510
INVENTORIES, NET	22,915	1,287	1,110	(4)	25,312
OTHER CURRENT ASSETS	5,020	53			5,073

TOTAL CURRENT ASSETS	63,149	6,649	(1,786)		68,012

PROPERTY, PLANT AND EQUIPMENT, NET	26,082	3,144	2,327	(4)	29,537
			(2,016	)(1)
PATENTS, NET	1,479	0			1,479
GOODWILL	3,779	0	18,635	(4)	22,414
OTHER IDENTIFIABLE INTANGIBLES, NET	13,116	0	4,800	(4)	17,916
NOTES RECEIVABLE AND OTHER ASSETS	2,371	0			2,371

TOTAL ASSETS	$109,976	$9,793	$21,960		$141,729

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT PORTION OF LONG-TERM DEBT	$392	$0	$		$392
ACCOUNTS PAYABLE	8,816	848			9,664
ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES	23,341	3,776	(436	)(2)	26,681

TOTAL CURRENT LIABILITIES	32,549	4,624	(436)		36,737

LONG-TERM DEBT	14,214	0	27,565	(3)	41,779

DEFERRED INCOME TAXES	3,418				3,418

SHAREHOLDERS’ EQUITY	59,795	5,169	(1,971	)(2)	59,795
			(2,016	)(1)
			(27,565	)(3)
			111	(3)
			26,272	(4)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$109,976	$9,793	$21,960		$141,729

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

K-Tron International, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
1.	To record, prior to the October 5, 2006 acquisition, the transfer of Premier’s wholly-owned subsidiary, Mariposa, to the Shareholder and to eliminate Mariposa’s operating results.

2.	To record distributions made to the Shareholder subsequent to September 30, 2006 and prior to the October 5, 2006 acquisition.

3.	To recognize the financing associated with the acquisition of the Premier Stock by K-Tron.

The purchase price paid on October 5, 2006 for the acquisition of the Premier Stock was $27.565 million. K-Tron expects to receive from the Shareholder an estimated post-closing adjustment of $111 thousand based on Premier’s net working capital on the closing date. K-Tron incurred approximately $600 thousand in acquisition costs. K-Tron will reimburse the Shareholder for income taxes related to making an Internal Revenue Code (“IRC”) section 338(h)(10) election. The amount of the income tax reimbursement has not yet been calculated.

The $27.565 million paid at closing was borrowed under a new $50 million unsecured revolving credit facility that K-Tron entered into on September 29, 2006. The entire purchase price of $27.565 million was paid in cash, including a $2.0 million escrow. K-Tron borrowed the funds using LIBOR rate loans that bear interest at LIBOR for the relevant period plus a percentage ranging from 0.875% to 1.625%, depending on K-Tron’s consolidated debt-to-EBITDA ratio. K-Tron entered into two $5 million interest rate swaps with durations of three and four years. The balance of the loan, $17.565 million, was borrowed at one to six month LIBOR rates with the average effective interest rate on the $27.565 million borrowing equal to approximately 6.4% per annum as of the end of October 2006.

4.	The excess ($26.872 million) of the purchase price over the carrying value of the net identifiable assets acquired ($1.182 million) has been allocated as follows:

(In Thousands)
Fair Value Adjustments for:
Inventory	$1,110
Property, Plant and Equipment	2,327
Goodwill	18,635
Trade Names	2,600
Customer Relationships	2,200

Excess of Purchase Price Over Carrying Value	$26,872

5.	To record depreciation and amortization on the fair value adjustments.

Property Plant and Equipment	3 to 17 years
Trade Names	Indefinite life
Customer Relationships	10 years
6.	To record the interest expense on the funds borrowed based upon the interest rates disclosed in Note 3 above.

7.	To record income taxes for 2006 and 2005 since Premier elected S Corporation status for Federal and State purposes and, as such, did not incur any tax liability.

8.	To adjust for the pro forma adjustments to the extent the adjustments would create allowable deductions, at the appropriate U.S. Federal and State statutory rates.

9.	To reclassify commissions, profit sharing and other income to conform to the classification used by K-Tron.

10.	To eliminate nonrecurring Shareholder expenses primarily related to compensation and aircraft expenses.

11.	Deferred taxes related to the fair value adjustments have not been provided for in the Condensed Consolidated Pro Forma Balance Sheet since an IRC section 338(h)(10) election is expected to be made.